                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               AMENDMENT NO. 1 TO
                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): JUNE 18, 1999 (JUNE 15, 1999)
                                                  -----------------------------

                                  ON2.COM INC.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

           Colorado                  0-23171               84-1280679
-------------------------------------------------------------------------------
     (State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
                      of Incorporation) Identification No.)


375 Greenwich Street New York, New York                                10013
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code: (212) 941-2400
                                                    --------------

           Applied Capital Funding, Inc., 1177 West Hastings Street
                       Suite 2000 Vancouver, BC V6E 2K3
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.           Change in Control of Registrant.

          On June 15, 1999, Applied Capital Acquisition Corp., a Delaware corporation ("Merger-Sub"), a wholly-owned subsidiary of Applied Capital Funding, Inc., a Colorado corporation (the "Company"), merged (the "Merger") with and into The Duck Corporation, a Delaware corporation ("Duck"), pursuant to an Agreement and Plan of Merger dated June 9, 1999 (the "Merger Agreement"). Duck is a developer of broadband video compression technology. Following the Merger, the business to be conducted by the Company will be the business conducted by Duck prior to the Merger. In conjunction with the Merger, the Company changed its name to "On2.com Inc."

         Pursuant to the terms of the Merger Agreement, the Company issued 15,000,000 shares of its authorized but unissued common stock to the former holders of Duck common stock based on a conversion ratio of .889334306 shares of the Company's common stock for each share of Duck common stock issued and outstanding as of the effective time of the Merger.. The shares issued to the former Duck stockholders represents approximately 65% of the outstanding common stock of the Company following the Merger.

          In addition, all outstanding options and warrants to purchase Duck common stock were converted into options and warrants to purchase common stock of the Company. Duck Warrants to purchase an aggregate of 2,552,974 shares of Duck Common Stock at an exercise price of $3.917 and one warrant to purchase 175,000 shares of Duck Common Stock at an exercise price of $2.79 were, giving effect to certain anti-dilutive provisions, converted into warrants to purchase an aggregate of 3,343,211 shares of the Company's Common Stock at an exercise price of $3.14. Duck employee stock options to purchase an aggregate of 1,802,000 shares of duck Common Stock were converted into options to purchase 1,602,580 shares of the Company's Common Stock as follows: (i) 557,613 shares of Company Common Stock at an exercise price of $.88 per share; (ii) 570,952 shares of Company Common Stock at an exercise price of $1.12 per share; and (iii) 474,014 shares of Company Common Stock at an exercise price of $2.25 per share. In conjunction with the Merger, the Company granted 455,000 options to new employees, contingent upon their acceptance of employment, at an exercise price of $1.50 per share.

         Immediately prior to the Merger, The Travelers Insurance Company ("Travelers") held approximately 27% of Duck's voting equity securities on a fully diluted basis. In connection with the Unit Offering described in item 5 below, Travelers purchased from the Company 400,000 Units for an aggregate purchase price of $3,000,000. In addition, prior to the Merger Travelers purchased 1,600,000 shares of common stock of the Company from existing stockholders in privately negotiated transactions. Following consummation of the Merger and after giving effect to the foregoing purchases, Travelers holds approximately 20.4% of the outstanding common stock of the Company and 20.4% of the total outstanding voting stock of the Company. Prior to the Merger, Jack L. Rivkin, Senior Vice President of The Travelers Investment Group, was as a member of the board of directors of Duck.

Pursuant to the terms of the Merger Agreement, Mr. Rivkin was appointed to serve on the board of directors of the Company.

Item 2.           Acquisition or Disposition of Assets.

         See Item 1 above for a description of the Merger.

Item 5.           Other Events.

         In connection with the Merger, , the Company changed its name to "On2.com Inc" and it also issued 2,000,000 preferred stock purchase units (the "Units") pursuant to Rule 506 under the Securities Act of 1933, as amended, for an aggregate purchase price of $15,000,000 (the "Unit Offering"). Each Unit consists of one share of Series A Preferred Stock and a warrant to purchase 1.114404 shares of Common Stock of the Company at an exercise price of $3.14 per share.

         Also in connection with the Merger, Peter Lee and Jeffrey L. Taylor resigned as directors of the Company and David Silver, Dan Miller, Harry Edelson and Jack Rivkin were appointed as directors to fill vacancies on the Board of Directors, to serve in such capacity until the next annual meeting of shareholders of the Company or until their earlier resignation or removal.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         Financial Statements
                  Audited financial statements of The Duck Corporation for
                      years ending 9/30/98 and 9/30/97.
                  Unaudited financial statements of The Duck Corporation for interim 6-month periods ending 3/31/99 and 3/31/98
                  Pro Forma Consolidating Financial Statements of On2.com Inc.
                      for twelve months ended 12/31/98 and 12/31/97 and three months ended 3/31/99.

         EXHIBIT LIST.

         2.1      Agreement and Plan of Merger1

         2.2      List of Exhibits and Schedules

         4.1 Articles of Incorporation of the Company (previously filed as an exhibit to Form 10SB on 10/3/97).





-------------------------
1. The Company undertakes to file supplementally a copy of any schedule to the Agreement and Plan of Merger to the SEC upon request.

         4.2 Amendment to Articles of Incorporation of Company describing rights and preferences of Series A Preferred Stock of the Company

         4.3 Second Amendment to Articles of Incorporation of Company changing name to "On2.com Inc."

         4.4      Form of Warrant to purchase shares of Company Common Stock

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ON2.COM INC.


                                            /s/ Barry Shereck
                                            -----------------------------------
                                            Name:    Barry Shereck
                                            Title:   Chief Financial Officer


Dated: June 18, 1999

                  FINANCIAL STATEMENTS OF THE DUCK CORPORATION




                              Financial Statements

                              The Duck Corporation

                     YEARS ENDED SEPTEMBER 30, 1998 AND 1997
                       WITH REPORT OF INDEPENDENT AUDITORS



                                    CONTENTS

Report of Independent Auditors
Balance Sheets
Statements of Operations
Statements of Stockholders' Equity
Statements of Cash Flows
Notes to Financial Statements

                         Report of Independent Auditors

The Board of Directors and Stockholders
The Duck Corporation

We have audited the accompanying balance sheets of The Duck Corporation (the "Company") as of September 30, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Duck Corporation at September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                    /s/ Ernst & Young LLP

December 20, 1998, except for Note 10,
as to which the date is June 9, 1999.

                              The Duck Corporation

                                 Balance Sheets

                                                                                      SEPTEMBER 30
                                                                                  1998             1997
                                                                           ------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                   $ 2,140,660     $   5,083,644
   Accounts receivable                                                             110,687           525,135
   Loans receivable from stockholders                                              288,681           219,763
   Prepaid income taxes                                                              2,903            21,902
   Prepaid expenses and other current assets                                         9,683            20,934
                                                                           ------------------------------------
Total current assets                                                             2,552,614         5,871,378

Fixed assets, net                                                                  371,853           281,036
Licensed software, net of accumulated amortization of $20,833 ($4,167 in
   1997)                                                                            29,167            45,833
Patent costs, net of accumulated amortization of $112,353
   ($69,749 in 1997)                                                               100,675           143,279
Other assets                                                                       116,078             6,000
                                                                             -------------       -----------
Total assets                                                                   $ 3,170,387     $   6,347,526
                                                                           ====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                       $   253,184     $     416,373
                                                                           ------------------------------------
Total current liabilities                                                          253,184           416,373

Commitments and contingency

Stockholders' equity:
   Series A Redeemable Convertible preferred stock, $.001 par value;
    2,600,000 shares authorized; 2,552,974 shares issued and outstanding,
    liquidating preference of $2.7419 per share                                     2,553             2,553
   Common stock, $.001 par value; 27,400,000 shares
     authorized; 12,767,824 (12,764,824 in 1997) shares issued and
     outstanding                                                                    12,768            12,765
   Additional paid-in capital                                                    7,155,692         7,153,355
   Accumulated deficit                                                          (4,253,810)       (1,237,520)
                                                                           ------------------------------------
Total stockholders' equity                                                       2,917,203         5,931,153
                                                                           ------------------------------------
Total liabilities and stockholders' equity                                     $ 3,170,387       $ 6,347,526
                                                                           ====================================



SEE ACCOMPANYING NOTES.

                              The Duck Corporation

                            Statements of Operations



                                                                             YEAR ENDED SEPTEMBER 30
                                                                               1998            1997
                                                                     ---------------------------------------
Revenues                                                               $     1,448,288    $    2,311,925

Operating expenses                                                           4,456,732         3,157,111
                                                                     ---------------------------------------
Loss from operations                                                        (3,008,444)         (845,186)

Other income (expense):
   Interest expense                                                               (450)          (60,660)
   Interest income and other                                                    94,604           117,684
                                                                     ---------------------------------------
                                                                                94,154            57,024
                                                                     ---------------------------------------
Loss before provision for income taxes                                      (2,914,290)         (788,162)
Provision for income taxes                                                     102,000            45,000
                                                                     ---------------------------------------
Net loss                                                               $    (3,016,290)      $  (833,162)
                                                                     =======================================


SEE ACCOMPANYING NOTES.


                                The Duck Corporation

                         Statements of Stockholders' Equity

                     Years ended September 30, 1998 and 1997

                               SERIES A
                              CONVERTIBLE                            ADDITIONAL                                           TOTAL
                            PREFERRED STOCK       COMMON STOCK        PAID-IN     ACCUMULATED     TREASURY STOCK       STOCKHOLDERS'
                           -----------------  -------------------                              --------------------
                           SHARES     AMOUNT    SHARES    AMOUNT      CAPITAL       DEFICIT      SHARES      AMOUNT       EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Balance at September 30,          -       -   14,613,624  $14,614   $  454,337   $  (225,331)   1,736,600  $(180,764)  $   62,856
  1996
Net loss                          -       -            -        -            -      (833,162)           -          -     (833,162)
Issuance of Series A
  Redeemable Convertible  2,552,974  $2,553            -        -    6,715,906             -            -          -    6,718,459
  preferred stock
Purchase and retirement           -       -     (112,200)    (112)     (16,888)            -            -          -      (17,000)
  common stock
Retirement of common              -       -   (1,736,600)  (1,737)           -      (179,027)  (1,736,600)   180,764            -
  stock held in treasury
                          ----------------------------------------------------------------------------------------------------------
Balance at September 30,  2,552,974   2,553   12,764,824   12,765    7,153,355    (1,237,520)           -          -    5,931,153
  1997
Net loss                          -       -            -        -            -    (3,016,290)           -          -   (3,016,290)
Issuance of common stock          -       -        3,000        3        2,337             -            -          -        2,340
                          ----------------------------------------------------------------------------------------------------------
Balance at September 30,  2,552,974  $2,553   12,767,824  $12,768   $7,155,692   $(4,253,810)           -  $       -   $2,917,203
  1998
                          ==========================================================================================================

SEE ACCOMPANYING NOTES.

                              The Duck Corporation

                            Statements of Cash Flows

                                                           YEAR ENDED SEPTEMBER 30
                                                              1998          1997
                                                         ---------------------------
OPERATING ACTIVITIES
Net loss                                                 $(3,016,290)    $ (833,162)
Adjustments to reconcile net loss to
   net cash used in operating activities:
     Depreciation and amortization                           217,307        261,750
     Deferred income taxes                                         -        (39,700)
     Changes in operating assets and liabilities:
       Accounts receivable                                   414,448       (400,373)
       Prepaid income taxes                                   18,999        (14,802)
       Prepaid expenses and other current assets              11,251        (13,279)
       Other assets                                         (100,000)        20,279
       Accounts payable and accrued expenses                (163,189)       320,611
                                                         -------------   ------------
Net cash used in operating activities                     (2,617,474)      (698,676)

INVESTING ACTIVITIES
Purchase of fixed assets                                    (248,854)      (190,716)
Loans to stockholders                                        (68,918)       (16,923)
Security deposits                                            (10,078)             -
                                                         -------------   ------------
Net cash used in investing activities                       (327,850)      (207,639)

FINANCING ACTIVITIES
Proceeds from notes payable to stockholders                        -        600,000
Repayment of notes payable to stockholders                         -       (387,094)
Proceeds from sale of common stock                             2,340              -
Proceeds from sale of Series A Redeemable Convertible
   preferred stock                                                 -      5,415,019
Purchase and retirement of common stock                            -        (17,000)
                                                         ---------------------------
Net cash provided by financing activities                      2,340      5,610,925
                                                         ---------------------------
Net (decrease) increase in cash and cash equivalents      (2,942,984)     4,704,610
Cash and cash equivalents at beginning of year             5,083,644        379,034
                                                         ---------------------------
Cash and cash equivalents at end of year                 $ 2,140,660    $ 5,083,644
                                                         ===========================

                              The Duck Corporation

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NONCASH INVESTING AND
  FINANCING ACTIVITIES

                                                           YEAR ENDED SEPTEMBER 30
                                                              1998          1997
                                                         ---------------------------
Cash paid during the year for:
   Interest                                                $    277       $60,660
                                                         ===========================
   Taxes                                                   $110,700       $65,700
                                                         ============================

In conjunction with the 1997 sale of Series A Redeemable Convertible preferred stock, $1,500,000 of notes payable to stockholders were converted to Series A Redeemable Convertible preferred stock, and the related deferred financing costs of $196,560 were charged to additional paid-in capital.

Included in accounts payable and accrued expenses at September 30, 1997 is $18,186 for the acquisition of fixed assets and $50,000 for the acquisition of licensed software.


SEE ACCOMPANYING NOTES.

                              The Duck Corporation

                          Notes to Financial Statements

                               September 30, 1998



NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Duck Corporation (the "Company") is a Delaware corporation formed on March 2, 1992 with a mission to develop and commercialize a totally new video compression technology called TrueMotion-Registered Trademark-. The Company's operations to date have focused on delivering to the multimedia and game development communities high performance video and audio compression and cross platform playback capabilities. The Company offers solutions for video capture and compression, as well as integration of TrueMotion-Registered Trademark- into multimedia, game and communications applications and servers running on all major platforms and distributed on CD-ROM, DVD-ROM or over a network.

During 1998, the Company introduced a shrink-wrapped application to the consumer market that enables those consumers who have a television tuner installed on their personal computers to record television broadcasts directly to a storage device on their computers.

In addition, during 1998, the Company commenced development of a new video compression algorithm directed to the delivery of television quality video to broadband internet users. The Company also commenced development of an advertiser supported content website.

2. SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At September 30, 1998 and 1997, the majority of the Company's cash is maintained in certificates of deposit at a major financial institution.

FIXED ASSETS

Fixed assets are stated at cost. Depreciation on computer equipment and furniture and fixtures is provided for by the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is shorter.

LICENSED SOFTWARE

Licensed software is stated at cost and is being amortized over a period of three years using the straight-line method.

PATENT COSTS

Patent costs are being amortized over a period of five years using the straight-line method.

SOFTWARE DEVELOPMENT COSTS

Costs for the internal development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs will be capitalized. The Company completed its software development concurrently with the establishment of technological feasibility and, accordingly, no software development costs have been capitalized to date.

REVENUE RECOGNITION

The Company's revenues are comprised primarily of license fees received from third parties. Such license fees are recognized based upon either a percentage of the net revenues generated from the sales of products sold by third party licensees or a percentage of the products manufactured by third party licensees, depending upon the terms of the related contract.

For the years ended September 30, 1998 and 1997, approximately 81% and 50%, respectively, of revenues were derived from one licensee. In addition, another licensee accounted for approximately 37% of revenues for the year ended September 30, 1997.

In October 1997, the AICPA issued SOP 97-2, SOFTWARE REVENUE RECOGNITION, which changes the requirements for revenue recognition effective for fiscal years beginning after December 15, 1998. Although this will effect transactions that the Company will enter into beginning in fiscal year 1999, the Company has not yet assessed the impact that the SOP will have on its fiscal year 1999 financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

STOCK OPTIONS

The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which required the Company to either adopt a fair value-based method of expense recognition for all stock-based compensation awards, or provide pro forma net income information as if the recognition and measurement provisions of SFAS 123 had been adopted. The Company decided to continue to account for its stock-based compensation awards following the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," which requires compensation expense to be recognized only if the market price of the underlying stock exceeds the exercise price of stock options on the date of grant. The effect of applying the SFAS 123 fair value method to the Company's stock-based awards results in a pro forma net loss that is not materially different from the amounts reported for fiscal years 1998 and 1997.

3. FIXED ASSETS

Fixed assets consisted of the following at September 30, 1998 and 1997:

                                                                    1998              1997
                                                              ------------------------------------

         Furniture and fixtures                                  $     60,236      $     27,984
         Computer equipment                                           682,046           596,742
         Leasehold improvements                                       131,298                 -
                                                              ------------------------------------
                                                                      873,580           624,726
         Less accumulated depreciation                                501,727           343,690
                                                              ====================================
                                                                 $    371,853      $    281,036
                                                              ====================================


4. NOTES PAYABLE TO STOCKHOLDERS

In November 1995, the Company entered into a credit agreement with a lender/stockholder, wherein the Company could borrow up to $1,500,000 on a noninterest bearing basis. The original maturity of the credit agreement was June 1, 1997.

In connection with the credit agreement, the lender received a 6% interest in the common stock of the Company, and purchased an additional 3% of the common stock of the Company for approximately $67,000. In connection with the issuance of the 6% of the Company's common stock to the lender, the Company recorded deferred financing costs of $233,000, representing an interest charge computed at the default rate of 11% per annum. These deferred financing costs were being amortized on the straight-line basis over the initial term of the debt.

On March 31, 1996, the credit agreement was amended wherein the maturity date was extended to June 1, 1998, and a conversion feature was added so that in the event the Company closed on a sale of equity securities by no later than June 1, 1998 with gross proceeds of not less than $2,000,000, the lender would convert the principal balance of the outstanding loans into issued securities at the price per share paid by the investors purchasing such securities.

In connection with this amendment, the lender received an additional 6% of the Company's common stock, and the Company recorded additional deferred financing costs of $156,000, representing an interest charge computed at the default rate of 11% per annum. These deferred financing costs were being amortized over the extended term of the debt.

In May 1997, the Company completed an equity transaction (See Note 5) and the then outstanding balance of $1,500,000 under the credit agreement was converted to Series A Redeemable Convertible preferred stock. In connection therewith, the unamortized balance of the related deferred financing costs was charged to additional paid-in capital.

In December 1994, the Company entered into a stock sale and promissory note agreement with a stockholder. Under the terms of such agreement, the Company agreed to repurchase 2,437,500 shares of its common stock from such stockholder for $300,000 and pay an additional $200,000 to such stockholder for past engineering and consulting services by issuing a promissory note. During fiscal year 1997, the Company repaid the remaining balance of the promissory note and retired the remaining treasury stock.

5. STOCKHOLDERS' EQUITY

RECAPITALIZATION

In May 1997, the Company approved a 10,000 for 1 stock split of the Company's existing common stock and provided for a recapitalization of each share of the existing common stock into 10,000 shares of new common stock with a $.001 par value per share. In addition, the Company authorized 2,600,000 shares of Series A Redeemable Convertible preferred stock. The accompanying financial statements give retroactive effect for this recapitalization.

PREFERRED STOCK

On May 22, 1997, the Company sold to three investors, including one existing stockholder, 2,552,974 shares of Series A Redeemable Convertible preferred stock ("Preferred Stock"), par value $.001 per share and issued five year warrants to purchase 2,552,974 shares of common stock at an exercise price of $3.917 per share. In consideration for the sale and issuance of shares and warrants, the Company received cash of $5,500,000 (before issuance costs of $84,981) and the conversion of the then outstanding balance of $1,500,000 under the credit agreement (see Note 4).

The Preferred Stock has the following rights and preferences, among others: (i) cumulative dividends at a rate of 4% per annum (cumulative dividends in arrears were approximately $381,000 at September 30, 1998); (ii) the right to convert each share of Preferred

Stock into one common share, subject to certain antidilution adjustments;
(iii) voting rights of one vote per share, and; (iv) redemption rights at the option of the holders after April 30, 2004 at a rate of $2.7419 per share, under certain conditions.

At September 30, 1998, the Company has reserved 6,908,000 shares of its common stock for issuance in connection with the conversion of the Preferred Stock and the exercise of warrants and stock options.

STOCK OPTIONS

During fiscal year 1997, the Company adopted a 1997 Stock Option Plan (the "Plan") and reserved 905,000 shares of its common stock for issuance under the Plan. During the year ended September 30, 1997, the Company granted options to purchase 770,000 shares of common stock at an exercise price of $.78 per share (representing fair market value) under the Plan. During the year ended September 30, 1998, the Company granted options to purchase 275,000 shares of its common stock at an exercise price of $2.00 per share (representing fair market value) under the Plan. Such options vest over a period of one to three years. During fiscal year 1998, options to purchase 3,000 shares were exercised at $.78 per share, 140,000 options at $.78 per share expired, and at September 30, 1998, 412,000 options were vested.

During fiscal year 1998, the Company adopted a 1998 Stock Option Plan (the "1998 Plan"), reserved 900,000 shares of common stock for issuance under the 1998 Plan, and granted options to purchase 228,000 shares of common stock at an exercise price of $2.00 per share. At September 30, 1998, no 1998 Plan options were vested.

6. INCOME TAXES

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Components of the Company's net deferred tax assets and liabilities as of September 30, 1998 and 1997 are as follows:


                                                                          1998             1997
                                                                    ----------------------------------
    Conversion of accrual to cash basis tax reporting                $     59,000      $     86,000
    Patent costs                                                          (45,000)          (60,000)
    Net operating loss carryforwards                                    1,710,000           450,000
                                                                    ----------------------------------
                                                                        1,724,000           476,000
    Less valuation allowance                                           (1,724,000)         (476,000)
                                                                    ----------------------------------
                                                                     $          -      $          -
                                                                    ==================================


During the year ended September 30, 1997, the valuation allowance increased by $476,000.

The provision for income taxes consists of the following for the years ended September 30, 1998 and 1997:

                                                     STATE AND
                                     FEDERAL           LOCAL           FOREIGN            TOTAL
                                 ---------------------------------------------------------------------
    1998
    Current                       $         -       $     2,000       $   100,000      $   102,000
    Deferred                                -                 -                 -                -
                                 ---------------------------------------------------------------------
                                  $         -       $     2,000       $   100,000      $   102,000
                                 =====================================================================

    1997
    Current                       $         -       $    20,000       $    64,700      $    84,700
    Deferred                          (19,800)          (19,900)                -          (39,700)
                                 ---------------------------------------------------------------------
                                  $   (19,800)      $       100       $    64,700      $    45,000
                                 =====================================================================


The Company incurred a 10% foreign tax on certain royalties paid to it pursuant to a United States-Japanese tax treaty. The tax on these royalties is included in the income tax provision.

For federal income tax purposes, the Company has net operating loss carryforwards of approximately $3,800,000, of which approximately $244,000 expires in 2011, $856,000 in 2012 and $2,700,000 in 2018.

The effective income tax rate differs from the federal statutory rate primarily due to state and local taxes, foreign taxes not currently deductible in the United States, certain non-deductible expenses and the establishment of a full valuation allowance for the net deferred tax assets.

7. RELATED PARTY TRANSACTIONS

At September 30, 1998 and 1997, the Company has a note receivable from an officer and shareholder of $166,180. The note bears interest at 8.5% per annum.

8. COMMITMENTS AND CONTINGENCY

OPERATING LEASE

The Company leases office space under a noncancelable operating lease. During fiscal years 1998 and 1997, the Company incurred approximately $231,000 and $113,000, respectively, in rent expense. The aggregate minimum future lease commitments at September 30, 1998 are as follows:

                 1999                                          182,000
                 2000                                          182,000
                 2001                                          137,000
                                                         ----------------
                                                              $501,000
                                                         ================


LINE OF CREDIT
At September 30, 1998, the Company has a $500,000 line of credit from a bank secured by a certificate of deposit. At September 30, 1998, the Company had no outstanding borrowings under this line of credit. The line of credit was discontinued subsequent to year end.

CONTINGENCY

The Company is a defendant in a lawsuit regarding an alleged breach of contract that seeks damages in the millions of dollars. The Company has denied the substantive allegations and has contested the case vigorously. During fiscal year 1998, the court ruled that the plaintiff is entitled to $60,000 based on the contract, plus interest. Accordingly, the Company accrued $87,000 relating to this matter. However, the plaintiff intends to appeal the ruling. An adverse result would have a material adverse effect on the Company's results of operations, cash flows and financial condition.

9. RETIREMENT PLAN

The Company has a 401(k) retirement plan which provides for the elective deferral by employees of a portion of their salary and for related employer contributions subject to limitations of the Internal Revenue Code. Employer contributions were approximately $20,500 and $10,600 in fiscal years 1998 and 1997, respectively.

10. SUBSEQUENT EVENTS

Effective June 9, 1999, the Company entered into an Agreement and Plan of Merger, wherein it was acquired, in a stock transaction, by Applied Capital Funding, Inc., a Colorado corporation ("Applied"). The Company became a wholly-owned subsidiary of Applied.

Prior to the closing, Applied received approval from its shareholders to change its name to On2.com Inc. Upon the closing of the transaction, the former holders of the Company's capital stock received a majority of the outstanding common stock of the On2.com Inc. The management of the Company also became the management of On2.com, Inc.

Coincidental with the merger, On2.com, Inc. received $15,000,000 from the sale of Convertible Non-voting preferred stock. The funds received from the sale of convertible preferred stock are anticipated to provide the Company and On2.com sufficient funding to complete the development of certain technology and to launch the On2.com website, which will provide broadband video content over the internet.

Effective June 9, 1999, the Company entered into a Separation and Release Agreement with an officer and a shareholder. In connection with the agreement, the Company agreed to, among other things, repurchase 340,000 shares of the Company's common stock from the officer and shareholder at a price of $1.00 per share. The consideration to be paid for such shares will be used to offset certain notes and advances due from the officer and shareholder (See Note 7).

11. IMPACT OF YEAR 2000 (UNAUDITED)

The Company has completed an assessment of the impact of the Year 2000 on its operations, and believes that its computer systems and products will function properly with respect to dates in the Year 2000 and beyond. Therefore, the Company does not believe that its operations will be affected due to the Year 2000.

                  FINANCIAL STATEMENTS OF THE DUCK CORPORATION




                        Financial Statements (Unaudited)

                              The Duck Corporation

                     UNAUDITED INTERIM FINANCIAL STATEMENTS
                    SIX MONTHS ENDED MARCH 31, 1999 AND 1998


                                    CONTENTS

Balance Sheet as of March 31, 1999
Statements of Operations for the six months ended March 31, 1997 and 1998 Statements of Cash Flows for the six months ended March 31, 1999 and 1998 Notes to Unaudited Interim Financial Statements

                                        The Duck Corporation
                                            Balance Sheet
                                           March 31, 1999
                                              Unaudited


                                     ASSETS
Current Assets
      Cash                                                                                $265,956
      Accounts receivable                                                                    8,921
      Inventory                                                                              5,812
      Loans receivable from stockholders                                                   298,692
      Prepaid income taxes                                                                  12,439
      Prepaid expenses and other current assets                                              7,357
                                                                                  -----------------

        Total current assets                                                               599,176
                                                                                  -----------------

Fixed assets
      Fixed assets, at cost                                                                881,000
      Accumulated depreciation                                                            (581,232)
                                                                                  -----------------

      Fixed assets, net                                                                    299,768

Licensed software, net of accumulated amortization of $29,166                               20,834
Patent costs, net of accumulated amortization of $133,655                                   79,373
Other assets                                                                               116,078
                                                                                  -----------------

      Total assets                                                                      $1,115,229
                                                                                  =================



                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
      Accounts payable and accrued expenses                                               $167,168
                                                                                  -----------------

      Total current liabilities                                                            167,168
                                                                                  -----------------


Stockholders' Equity
      Series A Redeemable Convertible Cumulative  preferred stock; $.001 par value; 2,600,000 shares authorized; 2,552,974 shares issued and outstanding. Liquidation preference $7,000,000 or $2.7419 per share.
          Cumulative unpaid  dividends $531,453 or $.21 per share.                           2,553
      Common stock, $.001 par value; 27,400,000 shares authorized;
          12,767,624 shares issued and outstanding                                          12,768
      Additional paid-in capital                                                         7,156,692
      Accumulated deficit                                                               (6,223,953)
                                                                                  -----------------

      Total stockholders' equity                                                           948,061
                                                                                  -----------------

      Total liabilities & stockholders' equity                                          $1,115,229
                                                                                  =================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                      The Duck Corporation
                                    Statements of Operations

                                                                              Six Months Ended March 31,
                                                                               1999                 1998
                                                                            Unaudited            Unaudited
Revenue                                                                           $28,619             $810,359

Operating expenses                                                              2,029,466            2,145,179
                                                                         -----------------    -----------------

Loss from operations                                                           (2,000,847)          (1,334,820)
                                                                         -----------------    -----------------

Other income (expense):
              Interest income                                                      32,157              100,240
              Interest expense and other                                             (815)                (666)
                                                                         -----------------    -----------------
                                                                                   31,342               99,574
                                                                         -----------------    -----------------

Loss before provision for income taxes                                         (1,969,506)          (1,235,246)
Provision for income taxes                                                            637               75,814
                                                                         -----------------    -----------------

              Net loss                                                        ($1,970,143)         ($1,311,060)
                                                                         =================    =================


Loss attributable to common shareholders:
  Net loss                                                                    ($1,970,143)         ($1,311,060)
      Less: undeclared and unpaid cumulative preferred dividends                  146,485              140,827
                                                                         -----------------    -----------------

  Loss attributable to common shareholders                                    ($2,116,628)         ($1,451,887)
                                                                         =================    =================

Basic and diluted loss per share                                                   ($0.17)              ($0.11)

Weighted average shares outstanding - basic and diluted                        12,767,624           12,764,624


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                            The Duck Corporation
                                          Statements of Cash Flows


                                                                              Six Months Ended March 31,
                                                                              1999                   1998
                                                                           Unaudited              Unaudited


Operating Activities
Net Loss                                                                     ($1,970,143)           ($1,311,060)
Adjustments to reconcile net loss to net cash
    used in operating activities
       Depreciation and Amortization                                             109,142                 95,813
       Deferred income taxes
       Changes in operating assets and liabilities:
         Accounts receivable and accrued income                                  101,766                273,691
         Inventory                                                                (5,812)
         Prepaid income taxes                                                     (9,536)                19,000
         Prepaid expenses and other current assets                                 2,326                  2,677
         Accounts payable and accrued expenses                                   (86,016)              (250,445)

                                                                        -----------------      -----------------

Net cash used in operating activites                                          (1,858,273)            (1,170,324)
                                                                        -----------------      -----------------

Investing activities
    Purchase of fixed assets                                                      (7,420)              (173,002)
    Loans to stockholders                                                        (10,011)              (109,154)
    License advances & deposits                                                        0               (115,740)
                                                                        -----------------      -----------------

Net cash used in investing activities                                            (17,431)              (397,896)
                                                                        -----------------      -----------------


Financing activities
    Proceeds from issuance of warrant to purchase common stock                     1,000                      0

                                                                        -----------------      -----------------

Net cash provided by financing activities                                          1,000                      0
                                                                        -----------------      -----------------


Net increase (decrease) in cash and cash equivalents                          (1,874,704)            (1,568,220)

Cash at beginning of period                                                    2,140,660              5,083,644
                                                                        -----------------      -----------------

Cash at end of period                                                           $265,956             $3,515,424
                                                                        =================      =================


Supplemental disclosure of cash flow information and noncash investing and financing activities


                                                                              Six Months Ended March 31,
Cash paid during the year for:                                             1999                   1998
Interest                                                                   $  754                $     0
Taxes                                                                      $3,512                $78,550


The accompanying notes are an integral part of these financial statements.

                              THE DUCK CORPORATION
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                    SIX MONTHS ENDED MARCH 31, 1999 AND 1998


NOTE 1-UNAUDITED INTERIM FINANCIAL STATEMENTS
      The unaudited financial information as of March 31, 1999 and for the six month periods ended March 31, 1999 and 1998 were taken from the books and records of the Company without audit. However, such information reflects normal recurring adjustments, which in the opinion of management, are necessary to fairly present the Balance Sheet, Statements of Operations and Statements of Cash Flows for the interim periods presented. The results of operations for the six months ended March 31, 1999 are not necessarily indicative of the results expected for the year ending September 30, 1999.

NOTE 2-SUBSEQUENT EVENTS
      Effective June 9, 1999, the Company entered into an Agreement and Plan of Merger, wherein it was acquired, in a stock transaction, by Applied Capital Funding, Inc., a Colorado corporation ("Applied"). The Company became a wholly owned subsidiary of Applied.

      Prior to the closing, Applied received approval from its shareholders to change its name to On2.com Inc. Upon the closing of the transaction, the former holders of the Company's capital stock received a majority of the outstanding common stock of On2.com Inc. The management of the Company became the management of On2.com Inc.

      Coincident with the merger, On2.com Inc. received $15,000,000 from the sale of convertible non-voting preferred stock. The funds received from the sale of convertible preferred stock are anticipated to provide the Company and On2.com Inc. sufficient funding to complete the development of certain technology and to launch the On2.com Website, which will provide broadband video content over the Internet.

      Effective June 9, 1999, the Company entered into a Separation and Release Agreement with an officer and shareholder. In connection with the agreement, the Company agreed to, among other things, repurchase 340,000 shares of the Company's common stock from the officer and shareholder at a price of $1.00 per share. The consideration to be paid for such shares will be used to offset certain notes and advances due from the officer and shareholder.

              Proforma Conformed Consolidating Financial Statements

                                  On2.com Inc.

                 TWELVE MONTHS ENDED DECEMBER 31, 1998 AND 1997
                        THREE MONTHS ENDED MARCH 31, 1999



                                    CONTENTS

Proforma Conformed Combined Statement of Operations for twelve months ended
  12/31/98
Proforma Conformed Combined Statement of Operations for Twelve Months Ended
  December 31, 1997
Proforma Consolidating Balance Sheets as of March 31, 1999
Proforma Combined Statement of Operations for the Three Months Ended 3/31/99 Notes to Proforma Financial Statements

                                 On2.com Inc.
               Proforma Conformed Consolidated Financial Statements
                  Twelve Months Ended December 31, 1998 and 1997
                      Three Months Ended March 31, 1999


On June 15, 1999, Applied Capital Acquisition Corp., a Delaware corporation, a wholly-owned subsidiary of Applied Capital Funding, Inc., a Colorado corporation (the "Company"), merged with and into The Duck Corporation, a Delaware corporation ("Duck"), pursuant to an Agreement and Plan of Merger dated June 9, 1999 (the "Merger Agreement").

Coincident with the merger, On2.com Inc. issued 2,000,000 shares of Series A Non-Voting Preferred Shares and warrants to purchase 2,228,808 common shares for $15,000,000.

Following the merger, the business conducted by the Company is the business conducted by Duck prior to the merger. In conjunction with the merger, the Company changed its name to "On2.com Inc." Pursuant to the terms of the Merger Agreement, the Company issued 15,000,000 shares of its authorized but unissued common stock to the former holders of Duck common stock. Prior to the merger, holders Series A preferred stock of The Duck Corporation converted their preferred stock into the common stock of Duck in accordance with their conversion privieldge. In addition, all outstanding options and warrants to purchase Duck Common stock were converted into options and warrants to purchase common stock of the Company. The common stock issued to the former Duck stockholders represents approximately 65% of the outstanding common stock of the Company following the merger.

                                 On2.com Inc.
               Proforma Conformed Combined Statement of Operations
                      Twelve Months Ended December 31, 1998
                                  Unaudited

                                                      The Duck       Applied Capital         Proforma                 On2.com Inc.
                                                    Corporation        Funding, Inc.       Adjustments      Note(s)      Combined
Revenue                                                   $903,999                  $0                                    $903,999

Operating expenses                                       4,511,171              19,988                                   4,531,159

                                                  -----------------  ------------------                                ------------
Loss from operations                                    (3,607,172)            (19,988)                                 (3,627,160)
                                                  -----------------  ------------------                                ------------

Other income (expense):
       Interest income                                     151,911                   0                                     151,911
       Interest expense and other                           (1,204)                  0                                      (1,204)
                                                  -----------------  ------------------                                ------------
                                                           150,707                   0                                     150,707
                                                  -----------------  ------------------                                ------------

Loss before provision for income taxes                  (3,456,465)            (19,988)                                 (3,476,453)
Provision for income taxes                                  50,697                   0                                      50,697
                                                  -----------------  ------------------                                ------------

Net loss                                               ($3,507,162)           ($19,988)                                ($3,527,150)
                                                  =================  ==================                               =============


Proforma basic and diluted  loss per share                                                                                  ($0.15)

Proforma weighted average shares outstanding - basic and diluted                                                        23,000,000

THE ACCOMPANYING NOTES TO PROFORMA FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS PROFORMA FINANCIAL STATEMENT

                                  On2.com Inc.
              Proforma Conformed Combined Statement of Operations
                     Twelve Months Ended December 31, 1997
                                    Unaudited

                                                              The Duck    Applied Capital     Proforma    Note(s)  On2.com Inc.
                                                            Corporation    Funding, Inc.     Adjustments               Combined
Revenue                                                     $2,442,693               $425                               $2,443,118

Operating expenses                                           3,730,106              8,876                                3,738,982
                                                          -------------       ------------                             ------------

Income (loss) from operations                               (1,287,412)            (8,451)                              (1,295,863)
                                                          -------------       ------------                             ------------

Other income (expense):
       Interest income                                         163,920                                                     163,920
       Interest expense and other                              (53,421)                                                    (53,421)
                                                          -------------       ------------                             ------------
                                                               110,499                  0                                  110,499
                                                          -------------       ------------                             ------------

Income (loss) before provision for income taxes             (1,176,914)            (8,451)                              (1,185,365)
Provision for income taxes                                      82,847                                                      82,847
                                                          -------------       ------------                             ------------

Net income (loss)                                          ($1,259,761)           ($8,451)                             ($1,268,212)
                                                          =============       ============                             ============

Proforma basic and diluted loss per share                                                                                   ($0.06)

Proforma weighted average shares outstanding - basic and diluted                                                        23,000,000


THE ACCOMPANYING NOTES TO PROFORMA FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS PROFORMA FINANCIAL STATEMENT

                                  On2.com Inc.
                      Proforma Consolidating Balance Sheet
                                 March 31, 1999
                                    Unaudited

                                                              The Duck   Applied Capital   Proforma                 On2.com Inc.
                                                            Corporation   Funding, Inc.   Adjustments      Note(s)      Proforma
Current Assets
   Cash & equivalents                                          $265,956                   $14,580,100        (2),(3)   $14,846,055
   Accounts receivable                                            8,921                                                      8,921
   Inventory                                                      5,812                                                      5,812
   Loans receivable from stockholders                           298,692                                                    298,692
   Prepaid income taxes                                          12,439                                                     12,439
   Prepaid expenses & other current assets                        7,357                        34,013            (3)        41,370
                                                            ------------ --------------- -------------                -------------

     Total current assets                                       599,176                    14,614,113                   15,213,289
                                                            ------------ --------------- -------------                -------------

Property and equipment
   Fixed assets, at cost                                        881,000                                                    881,000
   Accumulated depreciation                                    (581,232)                                                  (581,232)
                                                            ------------ --------------- -------------                -------------

   Total property and equipment                                 299,768                                                    299,768
                                                            ------------ --------------- -------------                -------------

Other assets
   Licensed software, net of accumulated amortization
       of $29,166                                                20,834                                                     20,834
   Patent costs, net of amortization of $133,655                 79,373                                                     79,373
   Other assets                                                 116,078                                                    116,078
                                                            ------------ --------------- -------------                -------------

   Total other assets                                           216,285                                                    216,285
                                                            ------------ --------------- -------------                -------------

   Total assets                                              $1,115,229              $0   $14,614,113                  $15,729,342
                                                            ============ =============== =============                =============


Current Liabilities
   Accounts payable and accrued expenses                       $167,168                                                    167,168
                                                            ------------ --------------- -------------                -------------

   Total current liabilities                                    167,168                                                    167,168
                                                            ------------ --------------- -------------                -------------

Stockholders Equity
   Series A convertible preferred stock, no par value.
      5,000,000 shares authorized. Issued and outstanding:
      historical - 0 shares; proforma - 2,000,000 shares.
      Liquidation preference: $15,000,000 or $7.50 per share.                              15,000,000    (2),(3),(4)    15,000,000
   Series A redeemable convertible preferred stock, $.001 par value; 2,600,000 shares authorized; Issued and outstanding:
      historical -  2,552,974 shares; proforma - 0 shares.
      Liquidation preference $7,000,000 or $2.7419 per share.
      Cumulative unpaid dividends $531,453 or $.21 per share.     2,553                       (2,553)    (2),(3),(4)             0
   Common stock, no par value. Authorized: 50,000,000 shares.
      Issued and outstanding: historical - 8,000,000 shares;
      proforma - 23,000,000 ahares.                                              34,120    6,786,126     (2),(3),(4)     6,820,246
   Common stock, $.001 par value; 27,400,000 shares
      authorized; Issued and outstanding: historical -
      12,767,624 shares; proforma - 1 share).                    12,768                       (12,768)   (2),(3),(4)             0
   Additional paid-in capital                                 7,156,692                    (7,156,692)   (2),(3),(4)             0
   Accumulated deficit                                       (6,223,953)        (34,120)            0                   (6,258,073)
                                                            ------------ --------------- -------------                -------------

   Total stockholders equity                                    948,061               0    14,614,113                   15,562,174
                                                            ------------ --------------- -------------                -------------

   Total liabilities & stockholders equity                   $1,115,229              $0   $14,614,113                  $15,729,342
                                                            ============ =============== =============                =============

THE ACCOMPANYING NOTES TO PROFORMA FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS PROFORMA FINANCIAL STATEMENT

                                  On2.com Inc.
                    Proforma Combined Statement of Operations
                        Three Months Ended March 31, 1999
                                    Unaudited

                                                           The Duck      Applied Capital      Proforma             On2.com Inc.
                                                          Corporation     Funding, Inc.      Adjustments   Note(s)     Proforma
Revenue                                                          $7,618                $0                                   $7,618

Operating expenses                                            1,006,802                 0                                1,006,802
                                                        ---------------- -----------------                             ------------

Loss from operations                                           (999,184)                0                                 (999,184)
                                                        ---------------- -----------------                             ------------

Other income (expense):
       Interest income                                           11,389                                                     11,389
       Interest expense and other                                  (791)                                                      (791)
                                                        ---------------- -----------------                             ------------
                                                                 10,598                                                     10,598
                                                        ---------------- -----------------                             ------------

Loss before provision for income taxes                         (988,586)                0                                 (988,586)
Provision for income taxes                                          114                 0                                      114
                                                        ---------------- -----------------                             ------------

       Net loss                                               ($988,700)               $0                                ($988,700)
                                                        ================ =================                             ============


Proforma basic and diluted loss per share                                                                                   ($0.04)

Proforma weighted average shares outstanding - basic and diluted                                                        23,000,000


THE ACCOMPANYING NOTES TO PROFORMA FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS PROFORMA FINANCIAL STATEMENT

                                  On2.com Inc.
                     Notes to Proforma Financial Statements
                                 March 31, 1999


1. Conforming The Duck Corporation Financial Statements

The fiscal year of The Duck Corporation ends on September 30. The Fiscal year of Applied Capital Funding, Inc. ends on December 31. The Statements of Operations of The Duck Corporation have been conformed to the twelve months ended December 31 and combined with the Statements of Operations of Applied Capital Funding for the same periods. The fiscal year end of the combined company will be December 31.

Revenue and net loss of The Duck Corporation for the three months ended December 31, 1996 of $435,000 and $65,000 respectively were excluded from the Proforma Statement of Operations for the Year ended December 31, 1997.

Revenue and Net loss of The Duck Corporation for the three months ended December 31 1997 of $565,000 and $492,000 were included in the Statement of Operations for the year ended December 31, 1997. Revenue and net loss of the Duck Corporation for the three months ended December 31, 1998 of $21,000 and $982,000 were included in the Statement of Operation for the year ended December 31, 1998.

2. Issuance of Preferred Stock

Coincident with the merger of The Duck Corporation and Applied Capital Funding, Inc., Applied Capital Funding, Inc. issued 2,000,000 shares of Series A Preferred Stock in exchange for $15,000,000 cash. Investment related expenses of $385,887 were paid at or prior to the closing and deducted from the cash received and from the appropriate capital accounts. Certain expenses paid at closing were prepayments and have been reflected as such in the Proforma Balance Sheet.

3. Stockholders' Equity

Stockholders' equity of both The Duck Corporation and Applied Capital Funding, Inc. and the adjustments made thereto upon merger and issuance of the preferred stock are shown below:

       The Duck Corporation, stockholders' equity                                    $948,061
       Applied capital Funding, Inc., stockholder's equity                                  0
                                                                                  -----------
       Combined stockholders equity before issuance of Preferred Stock                948,061

       Issuance of Series A Preferred Stock                                        15,000,000
                                                                                  -----------
       Combined stockholders' equity before merger related expenses                15,948,061

       Less investment related expenses, primarily legal and accounting               385,887
                                                                                  -----------
       On2.com Inc. Proforma Stockholders' Equity                                 $15,562,174
                                                                                  ===========

4. Shares Outstanding

At December 31, 1998, Applied Capital Funding, Inc. had 15,112,000 common shares, no par value, issued and outstanding. Subsequent to December 31, 1998, the following transactions occurred in the capital accounts of Applied Capital Funding, Inc.

                                                                            Common          Preferred
                                                                             Stock            Stock
       Common shares outstanding, December 31, 1998                         15,112,000              0
       Issuance of preferred shares in exchange for common                 (12,350,000)       150,000
                                                                          ----------------------------
          Shares outstanding                                                 2,762,000        150,000
       Issuance of preferred shares in exchange for common                  (1,012,000)        10,000
                                                                          ----------------------------
          Shares outstanding                                                 1,750,000        160,000

       Common stock split, two for one                                       3,500,000        160,000
       Shares retired                                                         (300,000)      (160,000)
                                                                          ----------------------------
          Shares outstanding                                                 3,200,000              0

       Stock split, 2.5 for one                                              8,000,000              0

       Issuance of shares in merger with The Duck Corporation               15,000,000              0

       Issuance of 2,000,000 shares of Series A Preferred Stock
          in exchange for $15,000,000                                                0      2,000,000
                                                                          -----------------------------

       Proforma shares outstanding March 31, 1999                           23,000,000      2,000,000
                                                                          =============================

5. Subsequent Events

Effective June 9, 1999, the Company entered into a Separation and Release Agreement with an officer and shareholder. In connection with the agreement, the Company agreed to, among other things, repurchase 340,000 shares of the Company's common stock from the officer and shareholder at a price of $1 per share. The consideration to be paid for such shares will be used to offset certain notes and advances due from the officer and shareholder. This transaction was unrelated to the merger of The Duck Corporation and Applied Capital Funding, Inc. and has been excluded from the proforma financial statements presented herein.